Exhibit 99.1
BOOTS & COOTS, INC. Electronic Voting Instruction: SPECIAL MEETING PROXY CARD You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., New York Time, on , 2010. Vote by Internet • Log on the Internet and go to www.proxyvote.com. • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-317-8006 within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is no charge to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in the example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A. Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. For Against Abstain 1. Proposal to adopt the Agreement and Plan of Merger dated April 9, 2010, by and among Boots & Coots, Inc. (“Boots & Coots”), Halliburton Company (“Halliburton”) and Gradient, LLC, a direct wholly owned subsidiary of Halliburton, pursuant to which Boots & Coots will be merged with and into Gradient, LLC, with Gradient, LLC surviving. 2. Proposal to adjourn the special meeting, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt Proposal 1. B. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Date (mm/dd/yyyy) Boots & Coots, Inc.

Boots & Coots, Inc. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors of Boots & Coots, Inc. for use at the Special Meeting on , 2010. The undersigned hereby appoints and as proxies, each with power to act alone and with full power of substitution, to vote all of the shares of common stock of Boots & Coots, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Boots & Coots, Inc. to be held on , 2010 and any adjournments or postponements of such meeting, in the manner specified on the other side of this proxy, with all the powers that the undersigned would possess if personally present. If this proxy is properly executed, your shares of Boots & Coots common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Boots & Coots common stock will be voted FOR the proposal to adopt the Agreement and Plan of Merger, dated as of April 9, 2010, by and among Boots & Coots, Halliburton and Gradient, LLC, and FOR the proposal to adjourn the Special Meeting of Stockholders, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting of Stockholders to adopt Proposal 1. The undersigned acknowledges receipt of the proxy statement for the Special Meeting of Stockholders of Boots & Coots, Inc. and revokes all prior proxies for said meeting.